JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13G (the “Schedule 13G”) with respect to the common stock of Qiagen N.V. is, and any additional amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to the Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate. It is understood and agreed that the joint filing of the Schedule 13G shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Securities Exchange Act of 1934, nor is a joint venture for purposes of the Investment Company Act of 1940.

By: Wellington Management Group LLP
By: /s/ Taisia Lowe
Name: Taisia Lowe
Title: Regulatory Analyst
Date: February 6,2025

By: Wellington Group Holdings LLP
By: /s/ Taisia Lowe
Name: Taisia Lowe
Title: Regulatory Analyst
Date: February 6,2025

By: Wellington Investment Advisors Holdings LLP
By: /s/ Taisia Lowe
Name: Taisia Lowe
Title: Regulatory Analyst
Date: February 6,2025

By: Wellington Management Company LLP
By: /s/ Taisia Lowe
Name: Taisia Lowe
Title: Regulatory Analyst
Date: February 6,2025